                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         DYNATECH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         DYNATECH CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              [LOGO APPEARS HERE]

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                                       Burlington, Massachusetts
                                                                  August 4, 2000

To the Stockholders of
 Dynatech Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Dynatech Corporation will be held at the offices of Dynatech Corporation (the "Company"), 3 New England Executive Park, Burlington, Massachusetts on
Tuesday, September 19, 2000 at 10:00 a.m. for the following purposes:

     1.  To elect three persons to the Board of Directors of the Company;

     2. To approve an amendment to the Dynatech Corporation 1994 Amended and Restated Stock Option and Incentive Plan as described in the Proxy Statement;

     3. To ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 31, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                  By Order of the Board of Directors

                                  /s/ Mark V. B. Tremallo
                                  -------------------------------
                                  Mark V. B. Tremallo
                                  Vice President, General Counsel,
                                  and Secretary

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                             DYNATECH CORPORATION
                         3 New England Executive Park
                     BURLINGTON, MASSACHUSETTS 01803-5087

                                PROXY STATEMENT
                                      FOR
                      THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 19, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dynatech Corporation ("Dynatech" or the "Company") for the Annual Meeting of Stockholders to be held on Tuesday, September 19, 2000 at 10:00 a.m. at the offices of Dynatech Corporation, 3 New England Executive Park, Burlington, Massachusetts and any adjournments thereof. The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Secretary of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, containing financial statements for that year and prior periods, is being mailed herewith.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, will be furnished without charge to any stockholder upon written request to the Manager of Investor Relations, Dynatech Corporation, 3 New England Executive Park, Burlington, Massachusetts 01803-5087.

NAME CHANGE OF THE COMPANY

     Please note that on July 26, 2000, the Company filed a Preliminary Information Statement with the SEC indicating that the Board of Directors has determined that it is advisable and in the best interests of the Company to amend the Company's Certificate of Incorporation in order to change the Company's name from Dynatech Corporation to a new name which has not yet been announced. The amendment will become effective upon the written consent of the holders of not less than a majority of the Common Stock of the Company, par value $.01 per share ("Common Stock") and the filing of the amendment with the Secretary of State of the State of Delaware. The Company anticipates that Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership, its controlling stockholders, will give their written consent to the adoption of the amendment and that the filing of the amendment will occur on or about August 26, 2000.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on July 31, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 188,683,059 shares of Common Stock, constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.

     1. The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors;

     2. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the amendment to the Amended and Restated 1994 Stock Option and Incentive Plan; and

     3. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year.

     With respect to the election of directors, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote. With respect to the approval of the amendment to the Amended and Restated 1994 Stock Option and Incentive Plan and the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors, a broker non-vote will have no impact on the vote and an abstention will effectively be treated as a vote against the proposal.

     In connection with a recapitalization of the Company, on May 21, 1998, CDRD Merger Corporation, a nonsubstantive transitory merger vehicle, which was organized at the direction of Clayton, Dubilier & Rice, Inc. ("CD&R"), a private investment firm, was merged with and into the Company with the Company continuing as the surviving corporation. See "Certain Relationships and Related Transactions."

     As of June 29, 2000, Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V") and Clayton, Dubilier & Rice Fund VI Limited Partnership ("CD&R Fund VI"), investment partnerships managed by CD&R, hold in the aggregate approximately 82.2% of the Common Stock. Because CD&R Funds V and VI hold approximately 82.2% of the Company's Common Stock, their vote on the proposals described below will be determinative. CD&R Funds V and VI have indicated to the Company that they will vote in favor of Proposal 1, Proposal 2 and Proposal 3.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes that serve staggered three-year terms. The Board has nominated Joseph L. Rice, III, Brian
D. Finn and William O. McCoy for election to the class of directors whose terms expire in 2003. All of the nominees are currently directors of the Company and were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than three nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                        INFORMATION REGARDING DIRECTORS

     The following table sets forth certain information with respect to the Nominees as well as the continuing directors:

                      NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2003
                                                                                                     DIRECTOR
              NAME AND PRINCIPAL OCCUPATION FOR AT LEAST THE PAST FIVE YEARS                  AGE     SINCE

     Joseph L. Rice III is a principal and Chairman of CD&R and, since May 21,                 68      1998
1998, one of the Company's Directors. In addition, Mr. Rice is a
Director of Uniroyal Holding, Inc., Remington Arms Company, Inc., RACI Holding,
Inc. and Thyssen Schulte Bautechnik, corporations in which an investment partnership managed by CD&R has an investment, and serves as a trustee of
Williams College and The Manhattan Institute. He is a graduate of Williams
College and Harvard Law School. Mr. Rice is a limited partner of CD&R Associates
V Limited Partnership ("Associates V"), the general partner of CD&R Fund V, and is a Director, Chairman and President of CD&R Investment Associates II, Inc.
("Associates II Inc."), the managing general partner of Associates V. Mr. Rice is also a limited partner of CD&R Associates VI Limited Partnership ("Associates
VI"), the general partner of CD&R Fund VI, and is a Director of CD&R Investment
Associates VI, Inc. ("Associates VI Inc."), the managing general partner of
Associates VI.

     Brian D. Finn is a principal and Director of CD&R and, since May 21, 1998,                39      1998
one of the Company's Directors. Mr. Finn is also a Director of U.S.
Office Products Company, a corporation in which CD&R Fund V has an investment;
and of Baxter International and Telemundo Holdings, Inc. Mr. Finn joined CD&R in
1997 from Credit Suisse First Boston where he was Managing Director and Co-Head of Mergers & Acquisitions. Mr. Finn received his B.S. in Economics from The
Wharton School of the University of Pennsylvania. He is a limited partner of
Associates V and a Director of Associates II Inc. Mr. Finn is also a limited partner of Associates VI and a Director of Associates VI Inc.

     William O. McCoy has served as a Director since July 20, 1999. He is currently            66      1999
the Acting Chancellor of The University of North Carolina at Chapel Hill. He
retired in January 1999 as Vice President for Finance of the sixteen-campus
University of North Carolina. He joined UNC General Administration in 1995 after a 35-year career with the BellSouth Corporation, where he served as Vice
Chairman of the Board of Directors from 1984 through 1994. Mr. McCoy also serves as a Director of Kenan Transport Company, Carolina Power and Light Company,
Liberty Corporation of Greenville, S.C. and the Weeks Corporation in Atlanta and
is a member of the Board of Trustees of Fidelity Investments and a partner of
Franklin Street Partners.

      INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2001

                                                                                                    DIRECTOR
NAME AND PRINCIPAL OCCUPATION FOR AT LEAST THE PAST FIVE YEARS                                AGE    SINCE
     Allan M. Kline presently serves as the Company's Corporate Vice President,                55     1998
Chief Financial Officer and Treasurer and, since May 21, 1998, as a
Director. Mr. Kline joined the Company in June 1996. From 1995 to 1996, he served as Senior Vice President, Chief Financial Officer of CrossComm
Corporation, a manufacturer of networking products. From 1994 to 1995, he was
President of TAR Acquisition Corp., a private investment company. From 1989 to
1994, Mr. Kline was also a Director of CrossComm Corporation. From 1990 to 1994,
Mr. Kline was Senior Vice President, Chief Financial Officer of Cabot Safety
Corporation, a subsidiary of Cabot Corporation. Prior to that, he served at
Leggett & Platt, Incorporated and was a partner with Arthur Young & Company.

     Richard J. Schnall is a principal of CD&R and since September 28, 1999, a                 31     1999
Director. In addition, Mr. Schnall is also a Director of Schulte GmBH & Co. KG.
Prior to joining CDGR in 1996, Mr. Schnall worked in the investment banking divisions of Smith Barney & Co. and Donaldson, Lufkin & Jenrette, Inc. He also worked for McKinsey and Company, Inc. Mr. Schnall is a graduate of The Wharton
School at the University of Pennsylvania and Harvard Business School. He is a
limited partner of Associates V, a Director of Associates II Inc., a limited partner of Associates VI and a Director of Associates VI Inc.

     Brian H. Rowe has served as a Director since November 30, 1998. He is currently           69      1998
Chairman Emeritus of GE Aircraft Engines in Cincinnati, Ohio, where he also served as Chairman from September 1993 through January 1995, and as President and Chief Executive Officer from 1979 through 1993. Mr. Rowe also serves as a
Director of Atlas Air, Inc., B/E Aerospace, Inc., Fifth Third Bank, Stewart &
Stevenson Services, Inc., Convergys Corporation and Textron Inc.

     Victor A. Pelson has served as a Director since September 28, 1999. He                    63      1999
presently serves as a Senior Advisor of UBS Warburg. Prior to his affiliation with UBS Warburg, Mr. Pelson held numerous positions at AT&T Corporation. During his AT&T career, Mr. Pelson held a number of executive positions including
Chairman of AT&T Global Operations, Group Executive and CEO of AT&T's
Communications Services Group. He was also the Chairman of the New Jersey State
Chamber of Commerce from 1989 to 1991. Mr. Pelson is also a member of the Board of Directors of United Parcel Services, Eaton Corporation, Dun and Bradstreet
and Carrier One International LLC.

     Peter M. Wagner joined Debitel AG, Stuttgart, Germany, as its President and Chief         47      2000
Executive Officer on May 22, 2000. From September 30, 1998 until May 19, 2000 he served as President, Chief Executive Officer and Director of Wavetek Wandel
Goltermann, Inc., and was elected to the Company's Board on March 23, 2000. Mr.
Wagner served as President, Chief Executive Officer and Managing Director of
Wandel & Goltermann, Inc. from February 1998 to September 1998, as Executive
Vice President, Chief Operating Officer and Managing Director of Wandel &
Goltermann, Inc. from October 1995 to February 1998 and as Vice President, Sales
and Marketing from March 1995 to October 1995. From January 1990 to February
1995, Mr. Wagner was General Manager of the Line Transmission Systems Division
of Alcatel SEL AG in Stuttgart, Germany.

      INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2002

                                                                                                       DIRECTOR
        NAME AND PRINCIPAL OCCUPATION FOR AT LEAST THE PAST FIVE YEARS                         AGE      SINCE

     Ned C. Lautenbach presently serves as the Company's Chairman, President and Chief          56      1998
Executive Officer and as a Director. He has served as Chairman, President and
Chief Executive Officer since May 20, 1999, and as a Director since November 30,
1998. Mr. Lautenbach joined CD&R in 1998 from IBM Corporation where he served as
Senior Vice President and Group Executive of Worldwide Sales and Services.
During his career at IBM, he held a variety of other senior executive positions in several divisions, including President of the National Distribution Division of the United States, President, Asia Pacific, and Chairman, IBM World Trade
Corporation. Mr. Lautenbach received his M.B.A. from Harvard University and his
B.A. in economics at the University of Cincinnati. He is a director of Eaton
Corporation and Axcelis Technologies, Inc. and a member of the Board of Trustees of Fidelity Investments and the Council on Foreign Relations. He is a limited partner of Associates V, a Director of Associates II Inc., a limited partner of
Associates VI and a Director of Associates VI Inc.

     Marvin L. Mann has served as a Director since February 4, 1999. He also has served         67      1999
since April 1999 as Chairman Emeritus of the Board of Directors of Lexmark
International Group, Inc., a corporation in which an affiliate of CD&R had an investment from 1991 through 1998. He served as Chairman of the Board of Lexmark
International Group, Inc. from March 1991 through April 1999, as Chief Executive
Officer from March 1991 through May 1998, and as President from March 1991 through February 1997. Prior to such time, Mr. Mann held numerous positions with
IBM. During his IBM career, Mr. Mann held a number of executive positions including President of the Information Products Division, President of the
Service Sector Division and President and Chief Executive Officer of the
Satellite Business Systems. He was elected an IBM Vice President in 1985. Mr.
Mann also serves as a director of the M.A. Hanna Company and Imation Corporation and is a member of the Board of Trustees of Fidelity Investments.

     John R. Peeler presently serves as Corporate Vice President and President and Chief        45      1998
Executive Officer of the Company's Communications Test Business and, since May
21, 1998, as a Director. Mr. Peeler has been employed by the Company since 1980 and has held positions of increasing responsibility including Vice President of
Engineering, Vice President of Product Development, Division President, and
Executive Vice President and Chief Operating Officer. Prior to joining the
Company he was a communications systems design engineer with Hughes Network
Systems (formerly M/A Com DCC). Mr. Peeler received a Bachelor of Science degree and a Master of Science degree, both in electrical engineering, from the
University of Virginia.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has Executive, Audit and Compensation Committees of the Board of Directors.

     The Board of Directors met eight times during fiscal 2000. Each person who was a Director during fiscal 2000 attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which he served.

     The Executive Committee, which met once during fiscal 2000, is vested with the authority of the Board of Directors between meetings of the Board of Directors in most matters (other than with respect to certain fundamental issues). The current members of the Executive Committee are Messrs. Lautenbach and Finn.

     The Audit Committee met three times during fiscal 2000. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee also periodically reviews the job performance of the Chief Financial Officer. The Company's financial personnel and independent public accountants have full access to the Audit Committee. The current members of the Audit Committee are Messrs. Mann, McCoy and Pelson.

     The Compensation Committee met three times during fiscal year 2000. The Compensation Committee reviews the Company's executive compensation and benefit policies as further described in the Compensation Committee Report on Executive Compensation included in this proxy statement. The Company is not aware of any Compensation Committee interlocks. The current members of the Compensation Committee are Messrs. Finn, McCoy and Rowe.

COMPENSATION OF DIRECTORS

     Each director who is not also an officer or employee of the Company or any subsidiary of the Company or a representative of CD&R Funds V or VI or any successor investment vehicle managed by CD&R (an "Eligible Director") will receive quarterly awards of Common Stock in lieu of annual retainer, meeting fees, chairman's fees and any other fees for services as a director ("Share Awards") under the terms of the Non-Employee Directors Stock Incentive Plan (the "Directors' Plan"). The Board of Directors will fix the number of shares to be awarded each year based on the recommendation of the Compensation Committee. The intent is that the number of such shares will have a value (at the time the number of shares subject to quarterly Share Awards for such year are established) approximately equal to the amount of cash fees that would be payable to each Eligible Director for his or her services based on appropriate competitive practices. The quarterly Share Award is currently 4,000 shares of Common Stock.

     Each Eligible Director will also receive a one-time stock option grant for 25,000 shares of Common Stock upon his or her initial election to the Board of Directors. Each option has a ten year term and an exercise price equal to the grant date fair market value of the Common Stock as established for purposes of the Directors' Plan by the Board of Directors in accordance with the Plan and based on an independent financial appraisal of the Common Stock's value. Each such option will generally become exercisable in five equal installments over the first five anniversaries of the date of grant, assuming that the Eligible Director is still in service to the Company on each such date.

     Each Eligible Director also may purchase up to $250,000 of the Company's Common Stock pursuant to the Directors' Stock Purchase Plan at the fair market value on the date of purchase, as defined in such plan, based on an independent financial appraisal of the Common Stock's value. The Company's Board of Directors may permit an Eligible Director to purchase a greater amount of the Common Stock taking into account the scope of the Eligible Director's duties and commitment of time to the Company, and the extent to which such Eligible Director's actions are expected to affect the Company's performance. In 1999, the Company's Board of Directors permitted Mr. Lautenbach to purchase $1 million of the Common Stock in the aggregate based on his expected contributions to the Company.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 29, 2000, with respect to: (i) each current director and each currently serving Named Executive Officer (as defined below) of the Company; (ii) all current directors and executive officers of the Company as a group; and (iii) each current beneficial owner of five percent or more of Common Stock:

                                                                                AMOUNT AND
                                                                                NATURE OF
                                                                                BENEFICIAL       PERCENT OF
                                 NAME                                         OWNERSHIP (1)   COMMON STOCK (2)
----------------------------------------------------------------------------
Principal Shareholders
Clayton, Dubilier & Rice Fund V Limited Partnership (3).....................    123,290,770        65.8%
Clayton, Dubilier & Rice Fund VI Limited Partnership (4)....................     30,625,000        16.4%

DIRECTORS AND EXECUTIVE OFFICERS
Ned C. Lautenbach...........................................................        307,692          *
John R. Peeler (5)..........................................................      2,738,907         1.2%
Allan M. Kline (6)..........................................................      1,309,769          *
Robert W. Woodbury (7)......................................................        860,856          *
Samuel W. Tishler (8).......................................................        581,088          *
Dennis E. Ferguson (9)......................................................        522,660          *
Mark V. B. Tremallo (10)....................................................        354,489          *
Brian H. Rowe (11)..........................................................        109,923          *
Marvin L. Mann (12).........................................................        105,923          *
William O. McCoy (13).......................................................         97,923          *
Victor A. Pelson (14).......................................................         88,923          *
Peter M. Wagner (14)........................................................         66,500          *
All current Directors and Executive Officers as a group (15 persons) (15)...    161,060,423        73.5%

     The symbol "*" denotes less than 1% of outstanding common stock.

(1) Represents shares of common stock beneficially owned on June 29, 2000, but does not include shares acquired pursuant to the Company's rights offering, which was completed on June 30, 2000. Unless otherwise noted, each person has sole voting and investment power with respect to such shares.

(2) Based upon 187,235,650 shares of common stock outstanding as of June 29, 2000. Common stock includes all shares of outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-1 promulgated pursuant to the U.S. Securities Exchange Act of 1934, as amended), all shares of common stock subject to any right of acquisition by such person, through exercise or conversion of any security, within 60 days of June 29, 2000. The percent of common stock owned by Clayton, Dubilier & Rice Fund V Limited Partnership and by Clayton, Dubilier & Rice Fund VI Limited Partnership is calculated based upon the number of shares outstanding and does not include shares issuable upon the exercise of outstanding options.

(3) CD&R Associates V Limited Partnership ("Associates V") is the general partner of Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V") and has the power to direct CD&R Fund V as to the voting and disposition of shares held by CD&R Fund V. CD&R Investment Associates II, Inc. ("Associates II Inc.") is the managing general partner of Associates
     V and has the power to direct Associates V as to its direction of CD&R Fund V's voting and disposition of the shares held by CD&R Fund V. No person controls the voting and dispositive power of Associates II Inc. with respect to the shares owned by CD&R Fund V. Each of Associates V and Associates II Inc. expressly disclaims beneficial ownership of the shares owned by CD&R Fund V. The business address of Associates II Inc., Associates V and CD&R Fund V is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(4) CD&R Associates VI Limited Partnership ("Associates VI") is the general partner of Clayton, Dubilier & Rice Fund VI Limited Partnership ("CD&R
     Fund VI") and has the power to direct CD&R Fund VI as to the voting and disposition of shares held by CD&R Fund VI. CD&R Investment Associates VI, Inc. ("Associates VI Inc.") is the managing general partner of Associates VI and has the power to direct Associates VI as to its direction of CD&R Fund VI's voting and disposition of the shares held by CD&R Fund VI. No person controls the voting and dispositive power of Associates VI Inc. with respect to the shares owned by CD&R Fund VI. Each of Associates VI and Associates VI Inc. expressly disclaims beneficial ownership of the shares owned by CD&R Fund VI. The business address of Associates VI Inc., Associates VI and CD&R Fund VI is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(5) Includes 2,030,866 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(6) Includes 1,293,600 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(7) Includes 860,639 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(8) Includes 580,479 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(9) Includes 522,040 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(10) Includes 338,469 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(11) Includes 5,000 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(12) Includes 5,000 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(13) Includes 5,000 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(14) Does not include any shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000.

(15) Includes 5,641,093 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of June 29, 2000. Includes 123,290,770 shares of common stock owned by CD&R Fund V and 30,625,000 shares of common stock owned by CD&R Fund VI. Ned C. Lautenbach, Brian D. Finn, Joseph L. Rice, III and Richard J. Schnall may be deemed to share beneficial ownership of the shares owned of record by the Clayton Dubilier & Rice funds by virtue of their status as stockholders of Associates II Inc., and Associates VI Inc., the general partners of Associates V and Associates VI, respectively, the general partners of CD&R Fund V and CD&R Fund VI, respectively, but each expressly disclaims such beneficial ownership of the shares owned by CD&R Fund V and CD&R Fund VI. The voting stockholders of Associates II Inc. and Associates VI Inc. share investment and voting power with respect to securities owned by CD&R Fund V and CD&R Fund VI, respectively, but no individual controls such investment or voting power.


                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company as of June 29, 2000, were:

Ned C. Lautenbach(1).........  Chairman, President and Chief Executive Officer                     56
Allan M. Kline(1)............  Corporate Vice President, Chief Financial Officer and Treasurer     55
John R. Peeler(1)............  Corporate Vice President, and President and Chief Executive         45
                               Officer of the Company's Communications Test Business
Dennis E. Ferguson...........  Corporate Vice President and President of Airshow, Inc.             55
Samuel W. Tishler............  Corporate Vice President--Corporate Development                     62
Mark V.B. Tremallo...........  Corporate Vice President--General Counsel and Secretary             43
Robert W. Woodbury, Jr.......  Corporate Vice President and Corporate Controller                   43

----------------
(1) Biographical information pertaining to Messrs. Lautenbach, Kline and Peeler is presented above under "Election of Directors."

     Dennis E. Ferguson, 55, serves as Corporate Vice President of the Company, a position to which he was elected on November 30, 1998, and President of the Company's Airshow, Inc. subsidiary. Mr. Ferguson joined the Company in 1994. Mr. Ferguson previously served from 1990 to 1994 as General Manager of Intercon Security, Inc., a manufacturer and provider of security systems and services. Prior to 1990 he was employed by Sundstrand Turbomach and served as Vice President and General Manager of Transcom, an in-flight entertainment division of Sundstrand.

     Mark V. B. Tremallo, 43, presently serves as Corporate Vice President-- General Counsel and Secretary of the Company. Mr. Tremallo joined the Company in May 1997. From 1995 to 1997 he served as Vice President, General Counsel and Secretary of Aearo Corporation (formerly Cabot Safety Corporation), a manufacturer of industrial safety products. From 1990 to 1995 he was General Counsel of Cabot Safety Corporation, a subsidiary of Cabot Corporation.

     Samuel W. Tishler, 62, presently serves as Corporate Vice President-- Corporate Development of the Company. Mr. Tishler joined the Company in September 1994. From 1988 to 1994, he was Vice President of Raytheon Ventures, the venture capital portfolio of Raytheon Co. From 1986 to 1988, he was Chief Executive Officer of Kloss Video Corporation, a manufacturer of video projectors. From 1977 to 1986, he served as Vice President of ADL Enterprises, a wholly owned subsidiary of Arthur D. Little, Inc. From 1970 to 1977, Mr. Tishler was President of Harnessed Energies, Inc., a manufacturer of scientific instrumentation.

     Robert W. Woodbury, Jr., 43, presently serves as Corporate Vice President and Corporate Controller. Mr. Woodbury joined the Company in January 1996. From 1992 to January 1996, he served as Vice President and Controller for Kollmorgen Corporation, a manufacturer of motion control devices. From 1990 to 1992, he was Chief Financial Officer of Kidde Fenwal, Inc., a manufacturer of fire suppression equipment.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to the Company's current and former Chief Executive Officers and the four highest compensated executive officers who were serving as executive officers at the end of fiscal 2000, who are collectively referred to as the Named Executive Officers, for services rendered in all capacities with respect to the fiscal years ended March 31, 1998, 1999 and 2000:

                          SUMMARY COMPENSATION TABLE




                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                 ANNUAL COMPENSATION (1)                  AWARDS (2)
                                              ---------------------------------           ----------
                                              FISCAL                                 SECURITIES UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION                   YEAR      SALARY($)      BONUS($)         OPTIONS(#)         COMPENSATION ($)(3)
----------------------------                  ------     ---------      --------         ----------         -------------------
Ned C. Lautenbach (4)..................       2000             0               0                 0                       0
 Chairman, President and
 Chief Executive Officer

John F. Reno (5).......................       2000        86,182         152,000                 0                       0
 Chairman, President and                      1999       507,500       1,130,203                 0                  61,492
 Chief Executive Officer                      1998       481,250         604,053         1,111,320                  11,857

John R. Peeler.........................       2000       322,500         628,875           150,000                  19,269
 Corporate Vice President, President
 and Chief Executive Officer of               1999       295,000          50,936                 0                  90,917
  Communications Test Business                1998       270,000         383,513           486,080                  47,870

Allan M. Kline..........................      2000       271,250         365,735            75,000                  35,442
 Corporate Vice President,                    1999       251,250         422,613                 0                  24,067
 Chief Financial Officer and Treasurer        1998       218,750         198,108           313,600                  23,060

Samuel W. Tishler.......................      2000       207,500         291,530            50,000                  25,646
 Corporate Vice President-                    1999       188,333         255,105            98,000                  24,834
 Corporate Development                        1998       176,667         145,338           623,280                  15,834

Robert W. Woodbury, Jr. ................      2000       195,406         277,453            50,000                  25,050
 Corporate Vice President-                    1999       181,481         260,325           196,000                  19,385
 Corporate Controller                         1998       168,375         121,989           241,080                  16,184

(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer, and accordingly, have been omitted from the table as permitted by the rules of the SEC.

(2) Figures in this column show the number of options for the Common Stock granted. The Company did not grant any restricted stock awards or stock appreciation rights to any of the Named Executive Officers during the years shown. Options for the year 1998 have been converted to reflect the May 1998 recapitalization.

(3) Figures in this column represent the Company's contributions on behalf of each of the Named Executive Officers under the 401(k) plan. These figures also include the Company's contributions under a nonqualified deferred compensation plan.

(4) Effective May 20, 1999, Mr. Lautenbach became Chairman, President and Chief Executive Officer of Dynatech. Mr. Lautenbach, who is a principal of CD&R, has entered into a Loanout Agreement, dated as of May 19, 1999, with the Company, Dynatech LLC and CD&R pursuant to which he does not receive compensation for his services rendered to the Company. See "Certain Relationships and Related Transactions."

(5) Mr. Reno retired as Chairman, President and Chief Executive Officer of the Company effective May 19, 1999 and remained an employee to assist in the transition of his duties until July 30, 1999.

2000 OPTION GRANTS

     The following table sets forth information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended March 31, 2000:

                                      OPTION GRANTS IN FISCAL 2000
                                          INDIVIDUAL GRANTS (1)                            POTENTIAL REALIZABLE
                        ----------------------------------------------------------           VALUE AT ASSUMED
                            NUMBER OF     % OF TOTAL                                      ANNUAL RATES OF STOCK
                           SECURITIES       OPTIONS       EXERCISE                        PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO     OR BASE                            OPTION TERM (2)
                            OPTIONS       EMPLOYEES IN     PRICE       EXPIRATION      -----------------------------
NAME                       GRANTED (#)   FISCAL YEAR(%)   ($/SH)(1)       DATE         5% (%)                10% ($)
-------------------------  ----------    -------------   --------      ----------     -------                -------

Ned C. Lautenbach.........         --              --          --              --          --                     --
John F. Reno..............         --              --          --              --          --                     --
John R. Peeler............    150,000             1.6%       3.25       6/15/2009     306,586                776,949
Allan M. Kline............     75,000             0.8%       3.25       6/15/2009     153,293                388,475
Samuel W. Tishler.........     50,000             0.5%       3.25       6/15/2009     102,195                258,983
Robert W. Woodbury, Jr....     50,000             0.5%       3.25       6/15/2009     102,195                258,983

-----------------
(1) Options vest annually in five equal installments beginning on the first anniversary date of grant. The options in this table expire ten years after grant.

(2) These columns show the hypothetical value of the options granted at the end of the option terms if the price of the Common Stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of the Common Stock.

2000 AGGREGATE OPTION EXERCISES AND OPTION VALUES

     The following table sets forth certain information regarding stock option exercises by the Named Executive Officers during the fiscal year ended March 31, 2000, and stock options held by the Named Executive Officers at March 31, 2000:

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND FY-END OPTION VALUES


                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED           IN-THE-MONEY
                                 SHARES                          OPTIONS AT FY-END (#)(1)    OPTIONS AT FY-END ($)(2)
                               ACQUIRED ON        VALUE         -------------------------   --------------------------
NAME                           EXERCISE(#)    REALIZED ($)(3)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------  ------------  -----------------  -----------  -------------  -----------  -------------
Ned C. Lautenbach............           --              --               --             --           --             --
John R. Reno.................      723,945       2,450,200               --             --           --             --
John R. Peeler...............           --              --        2,696,960        150,000    7,826,548        112,500
Allan M. Kline...............       15,000         106,760        1,278,600         75,000    2,693,859         56,250
Samuel W. Tishler............       21,000         210,867          621,879        128,400    1,275,477        155,100
Robert W. Woodbury, Jr.......           --              --          811,439        206,800    2,051,530        272,700

------------
(1) Based on the number of shares subject to these options at fiscal year end March 31, 2000.

(2) Calculated on the basis of the fair market value of the Common Stock as determined by the Board of Directors in accordance with the Amended and Restated 1994 Stock Option and Incentive Plan on March 31, 2000, $4.00, less the applicable option exercise price.

(3) Calculated on the basis of the fair market value of the Common Stock on the date of exercise, less the option exercise price.


EMPLOYMENT AND OTHER AGREEMENTS

     In May 1998, the Company entered into employment agreements with Messrs. Kline and Peeler. The employment agreements generally provide for an initial term of five years. Pursuant to their employment agreements, Messrs. Kline and Peeler currently receive an annual base salary of $300,000 and $425,000, respectively, and are entitled to participate in the Company's annual incentive compensation program which provides an annual bonus based on the satisfaction of certain performance targets as determined by the Company's board of directors. In addition, Messrs. Kline and Peeler may participate in all of the Company's pension, deferred compensation and supplemental savings programs, insurance programs, including life, medical, dental and disability, and other special benefit or perquisite programs generally available to the Company's senior executives. The employment agreements further provide for the election of such officers to serve as directors during their employment with the Company.

     Pursuant to their respective employment agreements, all options to purchase the Common Stock held by Mr. Kline prior to the May 1998 recapitalization, and a substantial majority of the options held by Mr. Peeler prior to the May 1998 recapitalization, became fully vested and exercisable. In addition, the employment agreements restrict the ability of the executive to transfer shares of Common Stock beneficially owned by him (other than certain permitted transfers for estate planning purposes and transfers not exceeding in the aggregate 25% of the Common Stock owned, or subject to options held by the executive at the effective time of the May 1998 recapitalization) during his tenure.

     The employment agreements also provide that, in the event of the Company's termination of the executive's employment during the term of the agreement other than for "Cause" (as defined in the employment agreements) or by the executive for "Good Reason" (as defined in the employment agreements), the executive will be entitled to special termination benefits consisting of (a) continued payments of his average annual base salary and average annual bonus until the second anniversary of the date of termination, (b) continued coverage under the Company's medical insurance plan until his 65th birthday and (c) a pro rata incentive compensation bonus for the portion of the calendar year preceding such termination. The agreements also contain customary indemnification, confidentiality, noncompetition and nonsolicitation provisions.

     In connection with the May 1998 recapitalization, the Company also entered into certain agreements with Messrs. Tishler and Woodbury. These agreements provide that, in the event of a termination of employment prior to the third anniversary of the effective time of the May 1998 recapitalization by the Company other than for "Cause" (as defined in the agreements) or by the executive for "Good Reason" (as defined in the agreements), the executive will be entitled to special termination benefits during a salary continuation period ranging from 12 to 18 months, depending on the executive's period of service with the Company. These salary continuation benefits will consist of continued payments of the executive's average annual base salary, average annual bonus and continued coverage under the Company's medical insurance and other benefit plans. These agreements also contain customary indemnification, confidentiality, noncompetition and nonsolicitation provisions. Pursuant to the agreements, a substantial majority of the options to purchase shares of the Common Stock held by Messrs. Tishler and Woodbury prior to the May 1998 recapitalization became fully vested and exercisable.

     In connection with his resignation as Chairman, President and Chief Executive Officer as of May 19, 1999, and subsequent retirement on July 30, 1999, the Company entered into a retirement agreement with Mr. Reno under which he will receive monthly payments until May 31, 2001. Mr. Reno also received a bonus payment of $152,000 for the portion of the Company's fiscal year which elapsed prior to his retirement. In addition, the Company agreed that Mr. Reno may hold the stock issuable upon the exercise of certain incentive stock options, despite the Company's right to repurchase such shares under Mr. Reno's employment agreement. All of Mr. Reno's other outstanding vested options were cashed out on the effective date of his termination of employment based on the fair market value per share of the Common Stock as determined by the Board of Directors in accordance with the Amended and Restated 1994 Stock Option and Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CD&R FUND V AND CD&R FUND VI

     Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V"), is a private investment fund managed by Clayton, Dubilier & Rice, Inc. The general partner of CD&R Fund V is CD&R Associates V Limited Partnership ("Associates V"), a Cayman Islands exempted limited partnership. Associates V has three general partners. The managing general partner of Associates V is CD&R Investment Associates II, Inc. ("Associates II Inc."), a Cayman Islands exempted company. The other general partners of Associates V are CD&R Cayman Investment Associates, Inc., a Cayman Islands exempted company and CD&R Investment Associates, Inc., a Delaware corporation.

     Clayton, Dubilier & Rice Fund VI Limited Partnership ("CD&R Fund VI"), is a private investment fund managed by Clayton, Dubilier & Rice, Inc. The general partner of CD&R Fund VI is CD&R Associates VI Limited Partnership ("Associates VI"), a Cayman Islands exempted limited partnership. The general partner of Associates VI is CD&R Investment Associates VI, Inc. ("Associates VI Inc."), a Cayman Islands exempted company.

CD&R

     Clayton, Dubilier & Rice, Inc. ("CD&R"), is a private investment firm which is organized as a Delaware corporation. It is the manager of a series of investment funds, including CD&R Fund V and CD&R Fund VI, formed to invest in equity or equity-related securities of entities formed to effect leveraged acquisition transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance can be expected to generate returns on investments comparable to returns historically achieved in leveraged acquisition transactions. CD&R generally assists in structuring and arranging financing for and negotiating the transactions in which the funds it manages invest. After the consummation of such transactions, it generally provides management and financial consulting services to the companies in which its investment funds have invested during the period of such fund's investment. Such services include helping such companies to establish effective banking, legal and other business relationships and assisting management in developing and implementing strategies in improving the operational, marketing and financial performance of such companies.

     Mr. Lautenbach, who is a principal of CD&R, serves as the Company's Chairman, President and Chief Executive Officer. In May of 1999, the Company, its wholly-owned subsidiary Dynatech LLC, and CD&R entered into a Loanout Agreement in which the parties agreed that Mr. Lautenbach would not receive compensation for these services and will continue to be an employee of CD&R and not Dynatech. Mr. Rice, who is a principal and Chairman of CD&R, is a Director and the Chairman and President of both Associates II Inc. and Associates VI Inc. and also serves as one of the Company's Directors. Mr. Finn, who is a principal of CD&R and is a Director of Associates II Inc. and Associates VI Inc., also serves as one of the Company's directors. Mr. Schnall, who is a principal of CD&R and is a Director of Associates II Inc. and Associates VI Inc., also serves as one of the Company's directors.

     At the time of the May 1998 recapitalization, the Company entered into a consulting agreement with CD&R that provides, for so long as CD&R Fund V has an investment in the Company and its subsidiaries, for (a) an annual fee initially of $500,000, for providing management and financial consulting services to the Company and its subsidiaries and (b) reimbursement of out-of-pocket expenses it incurs after the May 1998 recapitalization. At the closing of the May 1998 recapitalization, the Company paid CD&R a transaction fee of $9.2 million plus reimbursement of out-of-pocket expenses in consideration for arranging the May 1998 recapitalization, arranging and negotiating the financing for the May 1998 recapitalization as well as related services. The Company also agreed to indemnify CD&R and certain related parties, subject to certain limitations, against all claims and liabilities arising out of or in connection with the U.S. Securities Act, the U.S. Exchange Act or any other applicable securities or other laws in connection with the May 1998 recapitalization and related transactions and the operation of the business following the May 1998 recapitalization. In addition, in May 1998, the Company entered into a registration rights agreement with CD&R Fund V and certain other shareholders that provides that the parties may require the Company to register their shares of Common Stock under the U.S. Securities Act.

     In connection with the Company's merger on May 23, 2000 with Wavetek Wandel Goltermann, Inc. (the "WWG Merger") and the concurrent establishment of the Company's new Senior Secured Credit Facility, the Company incurred approximately $40 million of transaction fees and expenses, including $6 million payable to CD&R for services rendered in connection with the WWG Merger and the related financing. The Company also agreed to indemnify CD&R and certain related parties, subject to certain limitations, against all claims and liabilities arising out of or in connection with the U.S. Securities Act, the U.S. Securities Exchange Act of 1934, as amended, or any other applicable securities or other laws in connection with the WWG Merger and related transactions. In addition, the registration rights agreement which the Company had entered into with CD&R Fund V was amended to include CD&R Fund VI as a party.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is a report of the Compensation Committee as constituted during fiscal 2000. During that period, the Compensation Committee of the Board of Directors was comprised solely of non-employee Directors.

     Mr. Lautenbach, who became Chief Executive Officer (the "CEO") pursuant to a Loanout Agreement, dated as of May 19, 1999, among the Company, Dynatech LLC and CD&R, does not receive compensation for his services while he continues to be an employee of CD&R and not the Company.

     In connection with his retirement and as an inducement for him to remain employed for several months to effect an orderly transition of his responsibilities and to enter into certain covenants for the benefit of the Company, the Company agreed to pay Mr. Reno a bonus for his pro-rated period of service from April 1, 1999 through his retirement date based primarily on his historical average bonus amounts, to continue making payments to him until May, 2001 based on his salary at his retirement and his historical bonus amounts, and to not repurchase the shares of the Company's Common Stock that he received upon the exercise of certain incentive stock options, in order to allow him to receive the Federal income tax benefits associated with such options.

     The following summarizes the compensation practice and philosophy that was in effect at the Company for the fiscal year ended March 31, 2000. Modifications to such philosophy have and may continue to be made.

     The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other selected employees. The Compensation Committee sets the salary of the CEO, sets relative relationships between the CEO's salary and the salary of other key executives, and recommends the compensation program for Directors to the Board. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plans. The Compensation Committee periodically reviews the job performance of the CEO.

     The Company's executive compensation program was designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, stock options, is used for executive retention, to attract new key people, and to align the long-term interests of eligible executives with those of the stockholders.

     During fiscal 2000, the base salary of the Named Executive Officers was set taking into consideration Company sales and profit growth, overall job performance, and mid-range pay levels for comparable positions at corporations of a similar size. The Compensation Committee utilizes, as a reference, information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 40% of total attainable compensation, the majority of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return.

     The Company's pay for performance annual bonus program is considered the most significant cash-based compensation component. For fiscal 2000, executives in this program earned a bonus based on growth in both profits and sales, return on sales and cash flow from either their particular business unit or the Company as a whole. The plan in effect for fiscal 2000 was formula-based, with performance targeted, and payments set, against competitive benchmarks, industry norms and individual goals and objectives. With outstanding performance, an executive could have earned a bonus of several times the executive's annual salary; or, with no profits and/or sales growth, poor return on sales or cash flow or failure to meet personal goals or objective, no bonus at all. Bonuses were payable for fiscal 2000 because the Company achieved its targeted performance objectives with respect to the above stated performance factors.

     The third compensation component is a stock option program, which provides long-term incentives to executives that are aligned with the interest of the Company's stockholders. Stock options, granted with an exercise price equal to the grant date fair market value of the Company's Common Stock as determined by the Board of Directors, typically vest annually in 20% increments over five years. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the value of the Company's Common Stock for the gain to be realized.

     In granting stock options, the Compensation Committee makes a subjective determination of each executive's officer position with the Company, the likelihood that such officer will contribute to the long-term growth of the
Company's stock price, and past practices.   Prior option holdings are not a
significant factor in the Compensation Committee's determination as to whether to grant additional options.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which became effective on January 1, 1994, generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or four other most highly paid executive officers. The Compensation Committee's policy with respect to Section 162(m), as in effect in fiscal 2000, was to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. In the event that any amount payable by the Company would not be deductible under Section 162(m), the Company intends to take all commercially reasonable actions under the circumstances to cause the payment of any such otherwise nondeductible amount to be deferred until such time as it may be paid without the loss of a Federal income tax deduction.

                                  Brian D. Finn, Chairman
                                  William O. McCoy
                                  Brian H. Rowe


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       FOR THE YEAR ENDED MARCH 31, 2000

     The graph that follows compares the five-year cumulative total return of the Common Stock with the S&P 500 Composite Stock Price Index and the S&P Technology 500 Index (previously known as the S&P High Tech Composite Index). It assumes an investment of $100 on March 31, 1995 in the Common Stock, and the stocks comprising the S&P 500 and the S&P Technology 500 Index and assumes reinvested dividends, including reinvestment of the $47.75 in cash per share received in connection with the May 21, 1998 recapitalization of the Company.

                                      LOGO


   Company/Index                 March 1995  March 1996  March 1997  March 1998  March 1999  March 2000
  DYNATECH CORPORATION           $100       149.21      190.48      305.95      271.49     1,140.14
  S&P TECHNOLOGY 500             $100       135.01      182.52      275.84      442.48       783.40
  S&P 500 COMPOSITE              $100       132.10      158.29      234.27      277.51       327.30

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

                                PROPOSAL NO. 2

                     AMENDMENT OF THE AMENDED AND RESTATED
                     1994 STOCK OPTION AND INCENTIVE PLAN

     On July 26, 2000, the Company's Board of Directors approved, subject to stockholder approval, an amendment to the Company's 1994 Amended and Restated Stock Option and Incentive Plan (as amended, the "Plan"). The amendment would increase the number of shares reserved for issuance under the Plan to 55,000,000. The Board of Directors believes that stock option awards have been, and will continue to be, an important compensation element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. The effect of the increase in the number of shares reserved for issuance under the Plan on option grants to the Named Executive Officers cannot be determined. The Compensation Committee awards options from the authorized shares to such persons and on such terms as it, in its subjective judgment, determines from time to time, and no inference can be drawn as to future awards based on prior grants.

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE FOREGOING AMENDMENT TO THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                              SUMMARY OF THE PLAN

     The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan. Capitalized terms used herein and not otherwise defined have the meanings provided in the Plan. For the purposes of this Summary, it is assumed that the amendment described above has taken effect.

     Subject to adjustment for stock splits, stock dividends, and similar events, the total number of shares of Common Stock that can be issued under the Plan is 55,000,000; however, options for no more than 1,960,000 shares may be granted to any one individual during any one-year period. The aggregate number of shares of Restricted Stock and Unrestricted Stock granted under the Plan may not exceed 1,764,000, and no more than 392,000 shares of Restricted Stock and Unrestricted Stock may be granted to any one individual. Under certain circumstances, awards which are forfeited, reacquired by the Company, satisfied without the issuance of Common Stock, or otherwise terminated do not count against the total number of shares issuable under the Plan. Shares issued under the Plan may be authorized but unissued shares, or shares reacquired by the Company. Of the 55,000,000 of Common Stock that can be issued under the Plan, options to purchase 42,731,161 shares have been granted to date and options to purchase or awards for an additional 12,268,839 shares may be granted in the future.

     Plan Administration; Eligibility. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Plan. Persons eligible to participate in the Plan generally will be those current or prospective employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its subsidiaries, as selected from time to time by the Committee.

     Stock Options. The Plan permits the granting of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under
Section 422 of the Code and options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant except that options granted to selected employees in connection with the May 1998 recapitalization may be granted at an exercise price equal to the price per share of stock paid by CD&R Fund V for shares of CDRD Merger Corporation that were exchanged for shares of Common Stock. Awards of Incentive Options may be granted under the Plan until June 15, 2004.

     The term of each option is fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

     To qualify as Incentive Options, options must meet additional Federal tax requirements, including a shorter term and higher minimum exercise price in the case of certain large shareholders. The Plan provides that to the extent required for incentive stock option treatment under Section 422 of the Code, the aggregate fair market value (determined at the time of grant) of the Common Stock with respect to which Incentive Options granted under the Plan and any other plan of the Company or its subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     Restricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price, if any, of shares of Restricted Stock will be determined by the Committee. If the performance goals and other restrictions are not attained, the employees may forfeit their awards of Restricted Stock. Restricted Stock also may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     Unrestricted Stock. The Committee may also grant shares (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees.

     Performance Share Awards. The Committee may grant awards ("Performance Share") to employees entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee shall determine. Except as otherwise determined by the Committee, rights under a Performance Share award not yet earned will terminate upon a participant's termination of employment. Performance Shares may be awarded independently or in connection with stock options or other awards under the Plan.

     Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event (any such event, a "Change of Control), the Committee in its discretion may provide for substitution or adjustments or may (subject to the provisions described below under "Change of Control Provisions") accelerate or, upon payment or other consideration for the vested portion of any awards as the Committee deems equitable in the circumstances, terminate such awards.

     Repurchase Rights. Unless the Committee determines otherwise at the time of grant, the agreement governing each award will provide that, upon a termination of a participant's employment with the Company or any of its subsidiaries for any reason prior to a public offering of securities of the Company, the Company and CD&R Fund V and its affiliates will have successive rights to repurchase for cash any vested options or shares of Common Stock then held by the participant for a repurchase price equal to the fair market value of the stock as determined by the Board of Directors in good faith, reduced in the case of any options by the exercise price for such option, and upon such additional terms and conditions as are set forth in such agreement.

     Amendments and Termination. The Board of Directors may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such actions may be taken which adversely affects any rights under outstanding awards without the holder's consent.

     Change of Control Provisions. The Plan provides that in the event of a Change of Control of the Company, except as described in the next sentence, stock options shall automatically become fully exercisable and restrictions and conditions on awards of restricted stock shall automatically become waived, unless the Committee shall otherwise determine as described below. Options which may vest upon the achievement of one or more performance objectives do not automatically become vested, and such performance options that have not become vested are automatically terminated and cancelled unless the option agreement otherwise provides. Options which have become vested may, in the discretion of the Board of Directors, be cancelled in exchange for a payment equal to the amount per share paid in connection with the Change of Control, reduced by the exercise price for the option.

     No cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any outstanding award if the Board of Directors determines that the acquiring entity will assume the award or issue a substituted award so long as the assumed or substituted award has economic value substantially equivalent to the existing award and provides the participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of the current award. Such assumed or substituted award must provide that in the event the participant suffers an involuntary termination of employment within the two years following a Change of Control, any restrictive conditions or restrictions on transfer or exercisability applicable to such award shall lapse or be waived or the participant shall have the right to surrender such award for a payment in cash equal to the excess of the fair market value of the common stock subject to the award over the exercise price, if any. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

     Take-Along Rights. Unless otherwise determined by the Committee at the time of grant, each award agreement will provide that, upon certain transactions constituting a Change in Control which occur before a public offering of the securities of the Company, the participant will be required to sell those shares of Common Stock, for a payment per share of common stock equal the Change in Control price, and upon such additional terms and conditions as are set forth in such agreement.

     Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan and with respect to the sale of Common Stock acquired under the Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Performance Shares. A participant will not recognize taxable income upon the grant of a Performance Share award under the Plan. Instead, a participant generally will recognize as ordinary compensation income the fair market value of any Common Stock delivered in accordance with the terms of the Performance Share award.

     Upon selling any Common Stock received by a participant under the terms of a Performance Share award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a Restricted Stock award unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a Restricted Stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

     Tax Consequences to the Company. The grant of an award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                           PROPOSALS BY STOCKHOLDERS

     In order for a proposal of a stockholder to be included in the Board of Directors' proxy statement for the 2001 Annual Meeting of the Company, pursuant to Rule 14a-8 under the Exchange Act and to the Company's By-Laws, it must be received in writing at the principal executive office of the Company not less than 90 nor more than 120 days prior to September 19, 2001 unless the 2001 Annual Meeting is not scheduled to be held on a date between August 19, 2001 and November 19, 2001, in which case notice must be received no less than the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement. A copy of the Company's current By-Laws may be obtained from the Secretary of the Company.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

     The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, Directors, or employees of the Company by telephone or in person.

     IF YOU MAY NOT BE PRESENT AT THE MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



Burlington, Massachusetts
August 4, 2000

                                                                      APPENDIX A

                              DYNATECH CORPORATION

PROXY

     Proxy for the Annual Meeting of Stockholders to be held on September 19, 2000.

     The undersigned, revoking all prior proxies, hereby appoint(s) Ned C. Lautenbach, Allan M. Kline and Mark V. B. Tremallo, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Dynatech Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 3 New England Executive Park, Burlington, Massachusetts, on September 19, 2000 at 10:00 a.m., local time, and at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicated his intent to vote in person.

     1. To elect the following three Directors to serve for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified:

     Joseph L. Rice, III, Brian D. Finn, and William O. McCoy.


[ ] FOR all nominees       [ ] WITHHOLD AUTHORITY to vote          [ ] FOR all nominees
                               for all nominees                        except for the following:



     2. To approve an Amendment to the Amended and Restated 1994 Stock Option and Incentive Plan, as described in the Proxy Statement.


[ ] FOR                    [ ] AGAINST                             [ ] ABSTAIN


     3. To ratify the selection of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year.


[ ] FOR                    [ ] AGAINST                             [ ] ABSTAIN


     Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

                                    Signature:

                                    Date:


                                    Signature:

                                    Date:

THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY